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                                                                    Exhibit 10.8


                                    AGREEMENT

      THIS AGREEMENT (the "Agreement") made the 1 day of April, 2000, by and between THREE RIVERS BANCORP, INC. (the "Company"), a Pennsylvania corporation, having its principal place of business at 2681 Mosside Boulevard, Monroeville, Pennsylvania 15146, and ANTHONY M. V. ERAMO ("Executive")

                                   Background

      The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.

                                    Agreement

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Term. This Agreement shall be for a three (3) year period commencing on the date first set forth above and shall be automatically renewed on the first and on each subsequent annual anniversary of the above day and month ("Annual Renewal Date") for a period ending three (3) years from each Annual Renewal Date unless either party shall give written notice of non-renewal at least sixty (60) days prior to the Annual Renewal Date.

      2. Change in Control. As used in this Agreement, Change in Control shall mean the occurrence of any of the following:

            (a) any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as enacted and in force on the date hereof) is or becomes the "beneficial owner" (as that term


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is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company's securities then outstanding;

            (b) there occurs a merger, consolidation, share exchange, division or other reorganization involving the Company and another entity in which Company shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of the assets of the Company to another entity or other person; or

            (c) there occurs a contested proxy solicitation or solicitations of the Company's shareholders which results in the contesting party or parties obtaining the ability to elect a majority of the members of the Board of Directors standing for election at one or more meetings of the Company's shareholders.

      3. Triggering Events. If a Change in Control shall occur and if thereafter, at any time during the term of this Agreement there shall be:

            (a) any involuntary termination of the Executive by the Company, other than for Cause as defined in Section 4 below;

            (b) any reduction in the Executive's title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may be increased from time to time during the term of this Agreement;

            (c) the assignment to the Executive of duties inconsistent with the Executive's office as such duties existed on the day immediately prior to the date of a Change in Control;

            (d) any reassignment of the Executive to a location greater than twenty-five (25) miles from Monroeville, Pennsylvania;

            (e) any reduction in the Executive's annual base salary in effect on the day immediately prior to the date of a Change in Control;

            (f) any failure to continue the Executive's participation, on substantially similar terms, in any incentive compensation or bonus plans of the Company in which the Executive participated in immediately prior to the Change in Control, or any change or amendment to any of the substantive


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provisions of any of such plans which would materially decrease the potential benefits to the Executive under any of such plans;

            (g) any failure to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any pension, life insurance, medical, health and accident, disability or other employee plans of the Company in which the Executive participated in immediately prior to the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

            (h) any breach of any provision of this Agreement by the Company, which breach shall not have been cured by the Company within thirty (30) days of the Company's receipt from the Executive or his agent of written notice specifying in reasonable detail the nature of the Company's breach;

then Executive, at his sole discretion, may upon no less than ninety (90) days written notice to the Company, resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering written notice to the Company at any time during the term of this Agreement.

      4. Termination of Executive for Cause. Upon or following a Change in Control, the Company shall have the right at any time to terminate the Executive's employment for Cause. In such event, the Company shall give prompt notice to the Executive, specifying in reasonable detail the basis for such termination. For purposes of this Agreement, "Cause" shall mean the following conduct of the Executive:

            (a) Material breach of any provision of this Agreement, which breach Executive shall have failed to cure within thirty (30) days after Employee's receipt of written notice from the Company specifying the specific nature of the Executive's breach;

            (b) Willful misconduct of Executive that is materially inimical to the best interests, monetary or otherwise, of the Company;

            (c) Conviction of a felony or of any crime involving moral turpitude, fraud or deceit; or

            (d) Adjudication as a bankrupt under the United States Bankruptcy Code.


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      5. Compensation and Benefits. Upon the occurrence of an event set forth in
Section 3 hereof and the delivery of a notice of termination to the Company pursuant to Section 3 hereof, the Executive shall be absolutely entitled to receive the compensation and benefits set forth below:

            (a) the Executive shall select, in his absolute discretion, and receive either (i) monthly installments equal to one twelfth (1/12) of an amount equal to 1.0 times the following: (x) During the initial three-year term of this Agreement (the "Initial Term") commencing on the date hereof, the highest combined base salary and bonus paid or payable to the Executive in the then current year or in any one of the last five fiscal years preceding the Executive's delivery of a notice of termination; or (y) after the expiration of the Initial Term, the quotient obtained by dividing the sum of the Executive's combined salary and bonuses in the five years preceding the Executive's delivery of a notice of termination by five, such monthly installments shall be payable for a period of 12 months (the "Payment Period") commencing on the first day of the first calendar month after Executive's delivery of notice of termination, or
(ii) a one time lump sum payment equal to the non-discounted sum of the payments provided for in Section 5(a)(i) immediately above;

            (b) from the date of the notice of termination through and including the last day of the Payment Period, the Executive shall be entitled to continue to participate in the employee retirement plan(s) of the Company and any supplemental executive retirement plan(s) (including deferred profit sharing plan) or other plan in effect during the term of this Agreement designed to supplement payments made under such employee retirement plan, as the case may be, as if the Executive's employment had not terminated;

            (c) from the date of the notice of termination through and including the last day of the Payment Period, the Executive shall be provided with life, disability, and medical insurance benefits at levels equivalent to the highest levels in effect for the Executive during any one of the three (3) calendar years preceding the year in which the notice of termination is delivered; and

            (d) on the date of the notice of termination, all options held by the Executive to acquire common stock of the Company, to the extent not immediately exercisable by their terms, shall become immediately exercisable, and such options shall be exercisable by the Executive at any time prior to the


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earlier of the expiration date(s) of such stock options or the date which is ninety (90) days after the Executive's termination of employment with the Company.

            (e) as soon as possible upon a Change in Control, but in no event later than 30 days following a Change in Control, the Company shall, in accordance with Section 1.05(b) of the Rabbi Trust Agreement dated __________ ___, 2000 between the Company and [USBANCORP TRUST COMPANY], make an irrevocable contribution to the Trust established pursuant to such Trust Agreement in an amount that is sufficient to guarantee payment to the Participant or his beneficiaries the benefits to which they would be entitled to pursuant to the terms of any supplemental executive retirement plan(s) of the Company as in effect on the date on which the Change in Control occurred.

            In the event the Executive is ineligible to continue participation in the employee retirement plan of the Company and/or any supplemental executive retirement plan (including deferred profit sharing plan) or other plan in effect during the term of this Agreement designed to supplement payments made under such employee retirement plan or in any of the Company's life, disability or medical insurance plans or programs, the Company shall, in lieu of such participation, pay the Executive a dollar amount equal to the dollar amount of the benefit forfeited by the Executive as a result of such ineligibility or a dollar amount equal to the cost to the Executive to obtain such benefits in the case of any life, disability or medical insurance plans or programs.

      6. Certain Additional Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event it is determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), is subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on excess parachute payments, as that term is used and defined in Sections 4999 and 280G of the Code, then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the then current rate of tax under said Section 4999 multiplied by the total of the amount so paid or payable, including this Gross-Up Payment, which are deemed to be a part of an excess parachute payment. All calculations under this provision shall be made by the Company whose determinations shall be final.

      7. Beneficiary. Should the Executive die after entitlement but prior to payment in full of amounts due pursuant


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to Section 5(a)(i) hereof, such monthly payments shall continue (if such payment option was so elected by Executive) to the Executive's designated beneficiary or his estate until such entitlement has been paid in full.

      8. Employment at Will. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and, subject to the provisions of any other agreement between the Executive and the Company, the Executive shall remain an employee at will and nothing herein shall confer upon the Executive any right to continued employment and shall not affect the right of the Company to terminate the Executive for any reason not prohibited by law; provided, however, that any such removal shall be without prejudice to any rights the Executive may have to compensation and benefits as provided for in Section 5 hereof.

      9. Arbitration. Except as otherwise provided herein, in the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof. If any relief other than injunctive relief is sought, the Company and the Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania in accordance with this
Section 9 and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered, by a panel of three (3) arbitrators (the "Arbitration Panel"). The Company and Executive shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. Each party shall pay their professional fees, expenses and costs incurred in connection with the resolution of any controversy, dispute or claim arising out of, or relating to this Agreement.

      10. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall require any successor to expressly acknowledge and assume its obligations hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by the Executive or his/her legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Executive may


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not delegate any of his/her duties, responsibilities, obligations or positions hereunder to any person and any such purported delegation by him/her shall be void and of no force and effect.

      11. Prior Termination. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change in Control occurs either (a) by the Company other than for Cause or (b) by the Executive for any one of the reasons set forth in Section 3 hereof, and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Agreement the termination shall deemed to have occurred upon a Change in Control and the Executive will be entitled to the compensation and benefits provided for in Section 5 hereof.

      12. Release. The Executive hereby acknowledges and agrees that prior to the occurrence of the Executive's or his dependent's right to receive from the Company or any of its representatives or agents any compensation or benefit to be paid or provided to him or his dependents pursuant to Section 5 of this Agreement, the Executive may be required by the Company, in its sole discretion, to execute a release in a form reasonably acceptable to the Company, which releases any and all claims the Executive has or may have against the Company or its subsidiaries, agents, officers, directors, successors or assigns.

      13. Compliance with Laws. The parties hereto acknowledge and agree that this Agreement and each party's enforcement of their rights hereunder are subject to the Comprehensive Thrift and Bank Fraud Prosecutions Act of 1990 (12 USC 1828) as enacted and in force on the date hereof.

      14. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested -- in the case of the Executive, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business, in care of the Board -- or to such other person or at such other address with respect to each party as such party shall notify the other in writing.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               THREE RIVERS BANCORP, INC.


                                   /s/ Terry K. Dunkle
                               By:______________________________
                                  Terry K. Dunkle
                                  Chairman and
                                  Chief Executive Officer



                                      /s/ Donna Kustra
                               Attest:__________________________
                                      Donna Kustra
                                      Secretary



                                /s/ Anthony M. V. Eramo
                               _________________________________
                               Anthony M. V. Eramo






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